POMEROY COMPUTER RESOURCES, INC.

                                EMPLOYMENT AGREEMENT

          THIS AGREEMENT made as of the 26th day of June, 1997, by and between POMEROY COMPUTER RESOURCES, INC., a Delaware corporation ("Company"), and ALLISON SOKOL ("Employee").

                                W I T N E S S E T H :

          WHEREAS, Company has entered into an Asset Purchase Agreement ("Purchase Agreement") of even date herewith pursuant to which it bought substantially all the assets of MAGIC BOX, INC. (" MAGIC BOX" ); and

          WHEREAS, Employee owns ten percent (10%) of the outstanding stock of MAGIC BOX; and

          WHEREAS, as an  inducement for  and in  consideration of  Company entering into the Purchase Agreement with MAGIC BOX and purchasing substantially all its assets, Employee has agreed to enter into and execute this Employment Agreement pursuant to
          Section 5 thereof; and

          WHEREAS, Company desires to engage the services of Employee, pursuant to the terms, conditions and provisions as hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein set forth, the parties hereby covenant and agree as follows:

          1. Employment. The Company agrees to employ the Employee, and the Employee agrees to be employed by the Company, upon the following terms and conditions.

          2. Term. The initial term of Employee's employment pursuant to this Agreement shall begin on the 26th day of June, 1997, and shall continue for a period of three (3) years and nine (9) days ending July 5, 2000 unless terminated earlier pursuant to the provisions of Section 10, provided that Sections 8, 9, 10(b) , 10(c), if applicable, and 11, if applicable, shall survive the termination of such employment and shall expire in accordance with the terms set forth therein.

          3.  Renewal Term.   The  term  of  Employee's  employment  shall
          automatically renew for additional consecutive renewal terms of one (1) year unless either party gives written notice of his/its intent not to renew the terms of this Agreement ninety (90) days prior to expiration of the then expiring term. Employee's base salary for each renewal term shall be determined by Company, provided, however, Employee's annual base salary for any renewal term shall not be less than the base salary in effect for the prior year.

          4. Duties. Employee shall serve as Vice-President for the Company's Southern Florida division. Employee shall be responsible to and report directly to the corporate officers of Company. Employee shall devote her reasonable best efforts and substantially all her time during normal business hours to the diligent, faithful and loyal discharge of the duties of her employment and towards the proper, efficient and successful conduct of the Company's affairs. Employee shall perform such duties in Dade or Broward Counties, Florida. The duties assigned to Employee shall not be inconsistent with those typically assigned to a person holding the position set forth above and Employee shall at all times have such powers and authority as shall be reasonably required to discharge such duties in an efficient manner, together with such facilities and services as
          are appropriate  to her  position.   Employee further agrees  to
          refrain during the term of this Agreement from making any sales of competing services or computer products which Company or its subsidiaries provide or from profiting from any transaction involving computer services or products for her account without the express written consent of Company, other than any investment that Employee may own in Ace Education, Inc., a computer training business.

          5. Compensation. For all services rendered by the Employee under this Agreement (in addition to other monetary or other benefits referred to herein), compensation shall be paid to Employee as follows:

               (a)   Base Salary:

                     (i) During the period June 26, 1997 through July 5, 1997, Employee shall be paid the sum of One Thousand Four Hundred
          Seventy-One  and   16/100   Dollars  ($1,471.16)   per   week.
          Compensation due for a period of less than one (1) week shall be prorated for such period on the basis of a seven-day week.

                     (ii) Employee shall be paid an annual base salary of Seventy-Six Thousand Five Hundred Dollars ($76,500.00) during the first full year (July 6, 1997 through July 5, 1998) of this Agreement.
                     (iii) Employee shall be paid an annual base salary of Eighty Thousand Three Hundred Twenty-Five Dollars ($80,325.00) during the second full year (July 6, 1998 through July 5, 1999) of this Agreement.

                     (iv) Employee shall be paid an annual base salary of Eighty-Four Thousand Three Hundred Forty-One and 25/100 Dollars ($84,341.25) during the third full year (July 6, 1999 through July 5, 2000) of this Agreement.

                     (v) Said annual base salary shall be payable in accordance with the historical payroll practices of the Company.

               (b)   In addition to Employee's base salary as set forth in
          Section 5(a) above, Employee shall be entitled to a bonus and incentive stock option award in the event Employee satisfies certain economic criteria pertaining to Company's Southern Florida division, as follows:

                     (i) gross sales of Company's Southern Florida division
           greater  than   $9,000,000.00  but   less   than  or   equal   to
          $9,500,000.00 with NPBT greater than 6% = $5,000.00 cash bonus plus 500 incentive stock options;

                     (ii) gross sales of Company's Southern Florida division greater than $9,500,000.00 but less than or equal to $10,000,000.00 with NPBT greater than 5.5% = $6,000.00 cash bonus plus 600 incentive stock options;

                     (iii) gross sales of Company's Southern Florida division greater than $10,000,000.00 but less than or equal to $12,000,000.00 with NPBT greater than 5% = $7,500.00 cash bonus plus 750 incentive stock options;

                     (iv) gross sales of Company's Southern Florida division greater than $12,000,000.00 but less than or equal to $15,000,000.00 with NPBT greater than 4.5% = $10,000.00 cash bonus plus 1,000 incentive stock options; and

                     (v) gross sales of Company's Southern Florida division
           greater  than  $15,000,000.00  with   NPBT  greater  than  4%   =
          $15,000.00 cash bonus plus 1,500 incentive stock options.

                     (vi)     For  purposes  of  this  Section,  the   term
           gross sales   shall mean the gross sales of equipment, software
           and services by Company's Southern Florida division. In making said gross sales determination, all gains and losses realized on the sale or other disposition of Company's Southern Florida division's assets not in the ordinary course of business shall be
          excluded.   All refunds  or returns  which are  made during  such
          period shall be subtracted along with all accounts receivable derived from sales which are written off during such period in
          accordance with Company's  accounting system.   Such gross  sales
          and net pre-tax profit margin of Company's Southern Florida division shall be determined by the independent accountant regularly retained by the Company in accordance with generally accepted accounting principles and the determination by the accountant shall be final, binding and conclusive upon all parties hereto. Commencing with the earlier of thirty (30) days after the installation of the Astea accounting system or January 6, 1998, in making said determination of the applicable pre-tax margin for the Company's Southern Florida division, a 1.5% MAS royalty fee on gross sales shall be paid to the Company incident
          to said  determination.   For each  subsequent year,  during  the
          initial term of this Agreement, the parties shall, in good faith, agree upon a MAS royalty fee to be charged hereunder based on the level of services and support being provided by the Company to
          its Southern Florida division.   Provided, however, such  royalty
          fee shall  be  1.5% if  the  parties are  unable  to come  to  an
          agreement for each subsequent year.   Fifty percent (50%) of  any
          amount earned under Section 5(b) above shall be payable to Employee within thirty (30) days of the determination by the accountant as a bonus and the remaining fifty percent (50%) will constitute incentive deferred compensation and will be payable to
          Employee  according   to   the  terms   of   Incentive   Deferred
          Compensation  Agreement  attached  hereto  as  Exhibit  A.    Any
          incentive deferred compensation shall be fully vested over a five-year period, vesting 20% percent per year from the effective date of this Agreement.

                     (vii) For the year 1997, the economic criteria and the pay out amount and stock option award set forth in Section 5(b) above shall be prorated to reflect the closing date of the transaction with Magic Box.

                     (viii) Any award of an incentive stock option to acquire common stock of the Company earned hereunder shall be the fair market value of such stock as of January 5, 1998 and shall be subject to all conditions contained in the Company's Non-Qualified and Incentive Stock Option Plan.

                     (ix) The parties agree that in January of 1998, 1999 and 2000 (for the remaining portion of the initial term of this Agreement), they will negotiate in good faith the implementation of an annual bonus and incentive deferred compensation plan for Employee for the remaining fiscal years of this Agreement which will be predicated upon the attainment by Company's Southern Florida division of certain economic criteria established at the outset of such calendar year. Such bonus and incentive deferred compensation plan for the remaining term of this Agreement shall be consistent with other of Company's
          management  personnel  holding  positions  similar  to  that   of
          Employee.

                     (x) For  purposes   of   this  Agreement,   the   term
          "Company's Southern Florida division"    shall mean the  business
           generated and emanating out of the acquisition of substantially all the assets of Magic Box, Inc.
           6. Fringe Benefits.    During  the  term  of  this   Agreement,
          Employee shall be entitled to the following benefits:

               (a)   Health Insurance  - Employee  shall be  provided with
          the  standard  family  medical  health  and  insurance   coverage
          maintained by Company on its employees. Company and Employee shall each pay fifty percent (50%) of the cost of such coverage.

               (b) Vacation - Employee shall be entitled each year to a vacation of three (3) weeks during any time of the year which Employee selects, during which time her compensation will be paid in full. Provided, however, such weeks may not be taken consecutively without the written consent of Company.

               (c) Retirement Plan - Employee shall be entitled to participate, after meeting eligibility requirements, in any qualified retirement plans and/or welfare plans maintained by the Company during the term of this Agreement.

               (d) Other Company Programs - Employee shall be eligible to participate in any other plans or programs implemented by the Company for all of its employees with duties and responsibilities similar to Employee.

               (e) Automobile Allowance - Company shall provide Employee with an automobile allowance of $700.00 per month during the term of this Agreement. Employee shall be responsible for all insurance premiums, maintenance and repair to any vehicle owned or leased by her and for all expenses for gasoline or other items related to the upkeep of such vehicle.

               (f) Cellular Telephone - Company shall reimburse Employee for all reasonable business expenses related to Employee's use of her cellular telephone in the furtherance of Company's business. Such expenses shall be accounted for in accordance with the reasonable policies and procedures established by the Company.

               (g) Employee shall be responsible for any and all taxes owed, if any, on the fringe benefits provided to her pursuant to this Section 6.

          7. Expenses. During the term of Employee's employment hereunder, Employee shall be entitled to receive prompt reimbursement for all reasonable and customary travel and entertainment expenses or other out-of-pocket business expenses incurred by Employee in fulfilling the Employee's duties and responsibilities hereunder, including, all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the reasonable policies and procedures established by the Company.

          8. Non-Competition.    Employee   expressly  acknowledges   the
          provisions of Section 8 of the Purchase Agreement relating to Employee's Covenant Not to Compete with Company. Accordingly, such provisions of Section 8 are incorporated herein by reference to the extent as if restated in full herein. In addition to the consideration received under this Agreement, Employee acknowledges that as a shareholder of MAGIC BOX, she has received substantial consideration pursuant to such Purchase Agreement and that as an inducement for, and in consideration of Company entering into this Agreement, Employee has agreed to be bound by such provisions of Section 8 of the Purchase Agreement. Accordingly, such provisions of Section 8 and Exhibit B-2 and the restrictions on Employee thereby imposed shall apply as stated therein.

          9. Non-Disclosure and Assignment of Confidential Information
           The Employee acknowledges  that the Company's  trade secrets  and
          confidential and  proprietary  information,  including    without
          limitation:

               (a)   unpublished information concerning the Company's:

                     (i) research activities and plans,
                     (ii)     marketing or sales plans,
                     (iii)    pricing or pricing strategies,
                     (iv)     operational techniques,
                     (v) customer and supplier lists, and
                     (vi)     strategic plans;

               (b)   unpublished    financial    information,    including
          unpublished information concerning revenues, profits and profit margins;

               (c)   internal confidential manuals; and

               (d) any "material inside information" as such phrase is used for purposes of the Securities Exchange Act of 1934, as amended;

          all constitute valuable, special and unique proprietary and trade secret information of the Company. In recognition of this fact, the Employee agrees that the Employee will not disclose any such trade secrets or confidential or proprietary information (except
          (i) information which becomes publicly available without violation of this Employment Agreement or is known by Employee other than by reason of employment by Company, (ii) information of which the Employee did not know and should not have known was disclosed to the Employee in violation of any other person's confidentiality obligation, and (iii) disclosure required in connection with any legal process), nor shall the Employee make use of any such information for the benefit of any person, firm, operation or other entity except the Company and its subsidiaries or affiliates. The Employee's obligation to keep all of such information confidential shall be in effect during and for a period of three (3) years after the termination of her employment in those states where Company has business offices; provided, however, that the Employee will keep confidential and will not disclose any trade secret or similar information protected under law as intangible property (subject to the same exceptions set forth in the parenthetical clause above) for so long as such protection under law is extended.

          10.
               Termination.

               (a) The Employee's employment with the Company may be terminated at any time as follows:

                 (i) By the Employee at her discretion, upon sixty (60) days written notice to Company;

                (ii)     By Employee's death;

               (iii) By Employee's physical or mental disability which renders Employee unable to perform her duties hereunder for a consecutive period of one hundred twenty (120) days or for an aggregate of one hundred fifty (150) days or more during any twelve-month period.

                (iv) By the Company, for cause upon fifteen (15) day's written notice to Employee. For purposes of this paragraph 10(a)(iv), the term "cause" shall mean termination upon: (i) the continuous failure by Employee to substantially perform her material duties with the Company (other than any such failure resulting from her incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to her by the Company, which demand specifically identifies the manner in which the Company believes that she has not continuously substantially performed her duties and setting forth a detailed mechanism for curing such conduct; (ii) the engaging by Employee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, including but not limited to any material misrepresentation related to the performance of her duties; (iii) the conviction of Employee of a felony (other than driving related) or other crime involving theft or fraud, (iv) Employee's gross neglect or gross misconduct in carrying out her duties hereunder resulting, in either case, in material harm to the Company; or (v) any material breach by
          Employee  of  any   material  provision  of   this  Agreement.
          Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to her a copy of a resolution of the Board of Directors of the Company or any appropriately designated committee of the Board, finding that she has engaged in the conduct set forth above in this Section 10(a)(iv), specifying the particulars thereof in detail, and setting forth a detailed mechanism for curing such conduct and Employee shall not have cured such conduct to the reasonable satisfaction of the Board within thirty (30) days of receipt of such resolution.

                 (v) Commencing January 6, 1998, by the Company at its discretion, without cause, upon thirty (30) days written notice to Employee; provided that Company complies with the provisions of Section 10(c).

                (vi) By the Employee for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without Employee's express consent, the occurrence of any of the following circumstances:

                         (A) a substantial diminution in Employee's duties, responsibilities or authority after written demand has been made upon Company by Employee and Company has had a thirty-day period to correct such matter (except during any period when the Employee is unable to perform all or substantially all of the Employee's duties and/or responsibilities as a result of the Employee's illness (either physical or mental) or other incapacity);

                         (B)  the  relocation   of  Employee's   place   of
          employment to outside Dade or Broward Counties, Florida;

                         (C) any material breach by Company of the Agreement but only after written demand has been made upon Company by Employee setting forth such material breach and setting forth a detailed mechanism for curing such conduct and Company has failed to cure such breach within thirty (30) days; or

                         (D) a change in control as hereinafter defined, unless Employee has accepted employment with the successor entity and such successor entity has assumed this Employment Agreement pursuant to the provisions of Section 17. For purposes of this Agreement, a "change in control" shall occur: (i) upon the sale or other disposition to a person, entity or group (as such term is used in Rule 13 d-5 promulgated under the Securities

          Exchange Act of 1934, as amended), such person, entity or group being referred to as an ``outside party'' of fifty percent (50%) or more of the consolidated assets of the Company taken as a whole, or (ii) in the event shares representing a majority of the voting power of Company are acquired by a person or group (as such term is used in Rule 13 d-5) of persons other than the holders of the common stock of Company on June 26, 1997.

               (b)Compensation  upon  Termination:     In   the  event   of
          termination of employment, the Employee or her estate, in the event of death, shall be entitled to her annual base salary and other benefits provided hereunder to the date of her termination.
           In addition,  Employee shall be  entitled to  receive any  bonus accrued to the date of her termination of employment as  provided in Sections 5(b) and (c). In addition, Employee shall be entitled to any vested incentive deferred compensation that may be due Employee pursuant to the provisions of Exhibit A, which shall be payable (if applicable) pursuant to the terms thereof.

               (c)In the event that Company would terminate Employee's employment hereunder without cause pursuant to Section 10(a)(v) or Employee would terminate her employment for Good Reason pursuant to Section 10(a)(vi), Company shall be obligated to pay Employee, as severance pay, Employee's annual base salary for the remaining term, including the current renewal term, if applicable, of the Agreement (as set forth in Section 2) as  due.
           11.  Disability  In the event that Employee becomes  temporarily disabled and/or totally and  permanently disabled, physically  or mentally, which renders her unable to perform her duties hereunder, Employee shall receive one hundred percent (100%) of her base annual salary (in effect at the time of such disability) for a period of one (1) year following the initial date of such disability (offset by any payments to the Employee received pursuant to disability benefit plans, if any, maintained by the Company.) Such payments shall be payable in twelve consecutive equal monthly installments and shall commence thirty (30) days after the determination by the physicians of such disability as set forth below.

               For purposes of this Agreement, Employee shall be deemed to be temporarily disabled and/or totally and permanently disabled if attested to by two qualified physicians, (one to be selected by Company and the other by Employee) competent to give opinions in the area of the disabled Employee's physical and/or mental condition. If the two physicians disagree, they shall select a third physician, whose opinion shall control. Employee shall be deemed to be temporarily disabled and/or totally and permanently disabled if she shall become disabled as a result of any medically determinable impairment of mind or body which renders it impossible for such Employee to perform satisfactorily her duties hereunder, and the qualified physician(s) referred to
          above certify that  such disability does,  in fact,  exist.   The
          opinion of  the qualified  physician(s) shall  be given  by  such physician(s), in writing directed to the Company and to Employee.
           The physician(s) decision shall include the date that disability began, if possible,  and the 12th  month of  such disability,  if possible. The decision of such physician(s) shall be final and conclusive and the cost of such examination shall be paid by Employer.
           12. Severability. In case any one (1) or more of the provisions or part of a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any
          other provision or  part of a  provision of this  Agreement.   In
          such a situation, this Agreement shall be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part shall be reformed so that it will be valid, legal and enforceable to the maximum extent possible.
           13.  Governing Law.  This  Agreement  shall  be  governed   and
          construed under the laws of the State of Florida and shall not be modified, waived or discharged, in whole or in part, except by an agreement in writing signed by the parties.
           14.  Notices.    All   notices,  requests,   demands  and   other
          communications relating to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or three days after mailing if mailed by certified or registered mail, return receipt requested, postage prepaid:

               If to Company, to:  Pomeroy Computer Resources, Inc.
                              1020 Petersburg Road
                              Hebron, Kentucky  41048

               With a copy to:     James H. Smith III
                              Lindhorst & Dreidame Co., L.P.A.
                              312 Walnut Street, Suite 2300
                              Cincinnati, Ohio  45202
               If to Employee, to: the Employee's residential address, as set forth in the Company's records

               With a copy to:     Jerry J. Sokol, Esq.
                              McDermott, Will & Emery
                              201 South Biscayne Boulevard, Suite 2200
                              Miami, Florida  33131-4336

          15. Enforcement of Rights. The parties expressly recognize that any breach of this Agreement by either party is likely to result in irrevocable injury to the other party and agree that such other party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction in Dade County, Florida, either at law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance of this Agreement by each party or to enjoin any party from activities in violation of this Agreement. Should
          either  party  engage  in  any  activities  prohibited  by   this
          Agreement, such party agrees to pay over to the other party all compensation, remuneration, monies or property of any sort received in connection with such activities. Such payment shall not impair any rights or remedies of any non-breaching party or obligations or liabilities of any breaching party pursuant to this Agreement or any applicable law.
           16.  Entire Agreement.
                                    This  Agreement and the  Exhibits hereto
          and the Purchase Agreement referred to herein contain the entire understanding of the parties with respect to the subject matter contained herein and may be altered, amended or superseded only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.
           17.     Parties in Interest.
               (a)  This Agreement  is  personal  to each  of  the  parties
          hereto.   No  party  may  assign  or  delegate  any  rights  or
          obligations hereunder without first obtaining the written consent of the other party hereto; provided, however, that nothing in this Section 17 shall preclude (i) Employee from designating a beneficiary to receive any benefit payable hereunder upon her
          death,   or    (ii)   executors,    administrators,   or    legal
          representatives of Employee or her estate from assigning any rights hereunder to person or persons entitled thereto. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of any successor corporation of Company

               (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets of the Company or the business with respect to which the duties and responsibilities of

          Employee are principally related, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would have been required to perform it if no such succession had taken place. As used in this Agreement "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the assumption agreement provided for in this Section 17 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.
           18.  Representations  of  Employee.
                                                  Employee  represents  and
          warrants that she is not party to or bound by any agreement or contract or subject to any restrictions including without limitation any restriction imposed in connection with previous employment which prevents Employee from entering into and performing her obligations under this Agreement.

          19. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original part, which together shall constitute one and the same instrument.

          20.  Attorneys' Fees.   In  the  event of  any  dispute  arising
          between Employee and Company, whether pursuant to this Agreement or otherwise, the prevailing party shall be entitled to recover from the non-prevailing party, the prevailing party's reasonable attorneys' fees and costs.

          IN WITNESS WHEREOF, this Agreement has been executed effective as of the day and year first above written.

          WITNESSES:                      POMEROY COMPUTER RESOURCES, INC.
          __________________________
          __________________________
               By:_________________________________
          __________________________
          __________________________
               ____________________________________
                                          ALLISON SOKOL